EXHIBIT 5.1

June 20, 2014

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-10 of our report dated February 20, 2014 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Encana Corporation’s Annual Report on Form 40-F for the year ended December 31, 2013.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chartered Accountants